ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into this 1st   day of May, 2010 by and between FuLuCai Productiions Ltd., a Nevada corporation, (the “Company”)  and and International Securities Group Inc., an Alberta corporation (“Escrow Agent”).

WHEREAS, the Company intends to undertake a private placement to raise a total of $100,000, which private placement is to be firm offering with no less than $100,000 raised.

WHEREAS, and the Company has requested that the Escrow Agent provide an escrow account to hold the funds raised under the private placement, pursuant to the terms detailed below.

WHEREAS, the parties wish to enter into this Agreement to set forth the terms of the terms of the Escrow Agreement with the Escrow Agent.

AGREEMENT

NOW THEREFORE, the parties hereto agree as follows:

1.	Terms of the Escrow

a.           The Escrow Agent agrees to establish an escrow account for the purposes of receiving funds under the private placement to be undertaken by the Company.

b.           The Company intends to file a registration statement on Form S-1 to register the shares raised under the private placement and such registration statement shall provide the following terms for the sale of the shares under the registration statement:

The offering price is $0.01 per share. The offering of shares by the Company will terminate 180 days from the effective date of the registration statement, although the Company may close the private placement on any date prior if the offering is fully subscribed. In the event that the Company does not close the private placement within 180 days from the effective date of the registration statement, on the 181st day from the effective date all money received by the Escrow Agent will be returned to each subscriber without interest or deduction of any kind.  If the Company shall sell all of the shares within 180 days from the effective date of the registration statement, all money received will be paid by the Escrow Agent to the Company and there will be no refund to the subscribers.  No funds shall be released to any parties other than pursuant to the terms above.

c.
  Upon the registration statement going effective the Company shall prepare and provide to the Escrow Agent a copy of the form of subscription agreement to be executed by each subscriber and the subscription agreement shall clearly denote the terms of the agreement with the Escrow Agent.

2.	Escrow Agent – Duties and Fees.

(a)
It is understood and agreed that the duties of the Escrow Agent are entirely ministerial being limited to receiving the proceeds from the private placement into an independent escrow account and holding and disbursing the funds in accordance with this Agreement.

(b)	The Escrow Agent is not a party to, and is not bound by, any agreement between the Company and the subscribers except as may be evidenced by or arises out of the foregoing instructions.

(c)
The Escrow Agent shall not be required to take or be bound by notice of any default of any person or to take any action with respect to such default involving any expense or liability, unless notice in writing of such default by the undersigned or any of them is given to the Escrow Agent at the address of the Escrow Agent listed above, and unless the Escrow Agent is indemnified in a manner satisfactory to it against any expense or liability arising therefrom.

(d)
The Escrow Agent shall not be liable for acting on any notice, request, waiver, consent, receipt, or other paper or document believed by the Escrow Agent to be genuine and to have been signed by the proper party or parties.

(e)
The Escrow Agent shall not be responsible for the genuineness of any document or signature and may rely conclusively upon any instrument believed in good faith to be genuine or signed by the proper party or parties.  The Escrow Agent shall have no responsibility except for the performance of its expressed duties hereunder, and no additional duties shall be implied.  No amendment or modification of this Escrow Agreement or waiver of its terms shall affect the duties of the Escrow Agent unless the Escrow Agent consents thereto in writing.  The Escrow Agent shall not be liable for any act or omission in the performance of its duties as Escrow Agent unless such act or omission constitutes bad faith, gross negligence or fraud.

(f)
The Escrow Agent shall not be required to institute or defend any legal action involving matters referred to herein or which affects the duties or liabilities of the Escrow Agent hereunder unless requested to do so by a party to this Escrow Agreement, and then only upon receiving full indemnity satisfactory to the Escrow Agent against any and all claims, liabilities, and expenses related thereto.  If a dispute arises among the parties in relation to the Escrow Agent or its duties, the Escrow Agent may act or refrain from acting (a) in reliance upon the advice of its counsel, (b) until required to do so by an order of court of competent jurisdiction, and shall not be liable for so acting or refraining from acting or (c) may deposit all amounts and documents which Escrow Agent holds in court and bring an action in the nature of interpleader with respect to the escrow items.

(g)
The Escrow Agent shall not receive any fee for the preparation of this Agreement and this agreement to act as Escrow Agent hereunder, however the funds shall be placed into an interest bearing account and the Escrow Agent shall retain any interest earned on the funds.

INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed by their respective duly authorized officers, as of the date first above written.

FuLuCai Productions Ltd.

By: s/s James Durward
Name:  James Durward
Title: President

ESCROW AGENT

International Securities Group Inc.

By: s/s Caroline Winsor
Name:   Caroline Winsor
Title:  Manager
.